EXHIBIT 99.1

JOINT FILING AGREEMENT
ARHAUS, INC.

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby confirm the agreement by and among them to the joint filing on behalf of them of the Statement on Schedule 13D and any and all further amendments thereto, with respect to the securities of the above referenced issuer, and that this Agreement be included as an Exhibit to such filing.  This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same Agreement.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of November 15, 2021.

FS EQUITY PARTNERS VI, L.P., a Delaware Limited Partnership

By: FS Capital Partners VI, LLC, a Delaware Limited Liability Company
Its: General Partner

/s/ Brad J. Brutocao
Name: Brad J. Brutocao
Title: Managing Member

FS AFFILIATES VI, L.P., a Delaware Limited Partnership

By: FS Capital Partners VI, LLC, a Delaware Limited Liability Company
Its: General Partner

/s/ Brad J. Brutocao
Name: Brad J. Brutocao
Title: Managing Member

FS CAPITAL PARTNERS VI, LLC, a Delaware Limited Liability Company

/s/ Brad J. Brutocao
Name: Brad J. Brutocao
Title: Managing Member